MGP INGREDIENTS REPORTS FIRST QUARTER 2024 RESULTS
Q1 results in line with expectations; Reiterates annual guidance

ATCHISON, Kan., May 2, 2024 - MGP Ingredients, Inc. (Nasdaq: MGPI), a leading provider of branded and distilled spirits as well as food ingredient solutions, today reported results for the first quarter ended March 31, 2024.

2024 first quarter consolidated results compared to 2023 first quarter:

•Due to the Atchison distillery closure, sales decreased 15% to $170.6 million. Excluding the impact of the Atchison distillery in both periods, consolidated sales were in line with the prior year period.
•As expected, gross profit decreased 10% to $62.8 million, representing 36.8% of sales. Excluding the impact of the Atchison distillery in the current period, gross margin was 37.3%.
•Operating income decreased 30% to $28.9 million. Adjusted operating income decreased 19% to $33.6 million.
•Net income decreased 34% to $20.6 million. Adjusted net income decreased 22% to $24.2 million.
•Adjusted EBITDA decreased 17% to $40.2 million.
•Basic earnings per common share (“EPS”) decreased to $0.92 per share from $1.40 per share. Adjusted basic EPS decreased to $1.07 per share from $1.40 per share.
•Diluted EPS decreased to $0.92 per share from $1.39 per share. Adjusted diluted EPS decreased to $1.07 per share from $1.39 per share.

“Given our previously communicated outlook for the first quarter of the year, we are pleased with the results, and remain optimistic regarding our business throughout the remainder of the year,” said David Bratcher, CEO and president of MGP Ingredients. “Within our Branded Spirits segment, we remain confident in our premiumization strategy, as we saw continued sales growth in our premium plus portfolio, which was up 12% year over year. Our Distilling Solutions business continues to make progress towards our long-term strategy of being brown goods focused with the successful closure of the Atchison white goods facility. Lastly, our Ingredient Solutions business achieved record sales this quarter as demand for our specialty ingredients remains strong.”

Distilling Solutions
In the first quarter 2024, as expected, sales for the Distilling Solutions segment decreased 25% to $84.9 million. Excluding the impact of the Atchison distillery in both periods, sales increased 2% to $83.6 million during the first quarter of 2024. Gross profit increased to $34.1 million, or 40.2% of segment sales, compared to $33.0 million, or 29.2% of segment sales in the first quarter 2023. Excluding the impact of the Atchison distillery in the current period, segment gross margin was 41.2% in the first quarter 2024.

Branded Spirits
For the first quarter 2024, sales for the Branded Spirits segment decreased 12% to $50.1 million, due to expected sales declines in mid and value price tier brands. Sales of the premium plus price tier spirit brands grew 12%. Gross profit decreased to $22.5 million, or 44.9% of segment sales compared to $24.6 million, or 43.2% of segment sales in the first quarter 2023.

Ingredient Solutions
In the first quarter 2024, sales for the Ingredient Solutions segment increased 15% to $35.6 million. Gross profit decreased to $6.2 million, or 17.4% of segment sales, compared to $12.2 million, or 39.5% of segment sales in the first quarter 2023. Excluding the impact of the Atchison distillery in both periods, gross profit decreased to $6.2 million, or 17.4% of segment sales, compared to $10.4 million, or 33.6% of segment sales in the first quarter 2023.

Other
Advertising and promotion expenses for the first quarter 2024 increased $1.0 million, or 12%, to $8.7 million as compared to the first quarter 2023.

Corporate selling, general, and administrative (“SG&A”) expenses for the first quarter 2024 increased 2% to $21.0 million as compared to the first quarter 2023.

During the first quarter 2024, the change in fair value of the contingent consideration totaled $4.1 million related to the Penelope acquisition.

The corporate effective tax rate for the first quarter 2024 was 23.3%, compared with 23.7% from the year ago period.
2024 Outlook
MGP is confirming the following consolidated guidance for fiscal 2024:

•Sales are projected to be in the range of $742 million to $756 million, following the closure of the Company's Atchison, Kansas distillery in December 2023.
•Adjusted EBITDA is expected to be in the range of $218 million to $222 million, inclusive of the add back of share-based compensation expense.
•Adjusted basic earnings per common share are forecasted to be in the $6.12 to $6.23 range, with basic weighted average shares outstanding expected to be approximately 22.3 million at year end.

"Looking to the remainder of the year, we remain confident in both the business and our long-term strategy and will continue to invest in initiatives we believe will provide our shareholders with enhanced value,” concluded Bratcher.

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: ir.mgpingredients.com on the Events & Presentations page
Conference Call: 844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium branded and distilled spirits, as well as food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With distilleries in Kentucky and Indiana, and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer, and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates, and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from four distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson, and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey, and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico, and Dos Primos; and the historic Ross & Squibb Distillery in Lawrenceburg, Indiana, where Penelope Bourbon, Remus Straight Bourbon Whiskey, and Rossville Union Straight Rye Whiskey are produced. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Green Hat Gin, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey, and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional, and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about optimism regarding the business of MGP Ingredients, Inc. (the “Company” or “MGP”); its premiumization strategy, business, and long-term strategy; its ability to enhance shareholder value; and the Company’s 2024 outlook, including its expectations for sales, adjusted EBITDA, adjusted basic earnings per common share (“EPS”), and shares outstanding. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, Company financial results, and Company financial condition and are not guarantees of future performance.

All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from our expectations include without limitation any effects of changes in consumer preferences and purchases and our ability to anticipate or react to those changes; our ability to compete effectively; damage to our reputation or that of any of our key customers or their brands; failure to introduce successful new brands and products or have effective marketing or advertising; changes in public opinion about alcohol or our products; our reliance on our distributors to distribute our branded spirits; our reliance on fewer, more profitable customer relationships; interruptions in our operations or a catastrophic event at our facilities; decisions concerning the quantity of maturing stock of our aged distillate; warehouse expansion issues; our reliance on a limited number of suppliers; our reliance on a limited number of suppliers; work disruptions or stoppages; climate change and measures to address climate change; our closure of our Atchison, Kansas distillery; regulation and taxation and compliance with existing or future laws and regulations; tariffs, trade relations, and trade policies; excise taxes, incentives and customs duties; our ability to protect our intellectual property rights and defend against alleged intellectual property rights infringement claims; failure to secure and maintain listings in control states; labeling or warning requirements or limitations on the availability of our products; product recalls or other product liability claims; anti-corruption laws, trade sanctions and restrictions; class action or other litigation; higher costs or the unavailability and cost of raw materials, product ingredients, energy resources, or labor; failure of our information technology systems, networks, processes, associated sites, or service providers; acquisitions and potential future acquisitions; interest rate increases; reliance on key personnel; commercial, political, and financial risks; covenants and other provisions in our credit arrangements; pandemics or other health crises; ability to pay any dividends; limited rights of common stockholders and antitakeover provisions in our governing documents; the impact of issuing shares of our common stock; and the effectiveness or execution of our strategic plan. For further information on these risks and uncertainties and other factors that could affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as well as the Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements or information in this press release, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, the Company has disclosed adjusted operating income, adjusted income before income taxes, adjusted net income, adjusted MGP earnings, adjusted EBITDA and adjusted basic and diluted EPS, as well as guidance for adjusted EBITDA and adjusted basic EPS. The presentation of these non-GAAP financial measures should be reviewed in conjunction with operating income, income before income taxes, net income, net income used in earnings per common share calculation, and basic and diluted EPS computed in accordance with U.S. GAAP and should not be considered a substitute for the GAAP measure. We believe that the non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends, and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of historical non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure. Full year 2024 guidance measures of adjusted EBITDA and adjusted basic EPS are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include without limitation, acquisition related expenses, restructuring and related expenses, and other items not reflective of the Company's ongoing operations.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for the quarter ended March 31, 2023	$41,559
Decrease in gross profit - Ingredient Solutions segment	(6,023)	(15)%
Decrease in gross profit - Branded Spirits segment	(2,061)	(5)	pp(a)
Increase in gross profit - Distilling Solutions segment	1,055	3	pp
Increase in advertising and promotion expenses	(950)	(2)	pp
Increase in SG&A expenses	(447)	(1)	pp
Impairment of long-lived assets and other	(116)	—	pp
Change in fair value of contingent consideration	(4,100)	(10)	pp
Operating income for the quarter ended March 31, 2024	$28,917	(30)%

(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER COMMON SHARE (“EPS”) ROLLFORWARD

Change in EPS, quarter versus quarter	EPS	Change
Basic EPS for the quarter ended March 31, 2023	$1.40
Change in operating income (b)	(0.44)	(31)%
Change in other income (expense), net(b)	(0.01)	(1)	pp(a)
Change in interest expense, net (b)	(0.04)	(3)	pp
Change in effective tax rate	0.01	1	pp
Basic and Diluted EPS for the quarter ended March 31, 2024	$0.92	(34)%

(a) Percentage points (“pp”).
(b) Items are net of tax based on the effective tax rate for the base year (2023).

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Quarter Ended March 31,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2024	2023	$ Change	% Change
Brown goods	$66,331	$68,324	$(1,993)	(3)%
Warehouse services	7,956	6,858	1,098	16
White goods and other co-products	10,565	38,041	(27,476)	(72)
Total Distilling Solutions	$84,852	$113,223	$(28,371)	(25)%

	BRANDED SPIRITS SALES
	Quarter Ended March 31,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2024	2023	$ Change	% Change
Premium plus	20,906	18,746	2,160	12%
Mid	14,761	20,835	(6,074)	(29)
Value	10,009	13,421	(3,412)	(25)
Other	4,470	3,881	589	15
Total Branded Spirits	$50,146	$56,883	$(6,737)	(12)%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended March 31,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2024	2023	$ Change	% Change
Specialty wheat starches	$22,271	$14,686	$7,585	52%
Specialty wheat proteins	9,995	11,890	(1,895)	(16)
Commodity wheat starches	3,262	3,807	(545)	(14)
Commodity wheat proteins	37	521	(484)	(93)
Total Ingredient Solutions	$35,565	$30,904	$4,661	15%

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Quarter Ended March 31,
	2024	2023
Sales	$170,563	$201,010
Cost of sales	107,768	131,186
Gross profit	62,795	69,824

Advertising and promotion expenses	8,683	7,733
Selling, general, and administrative expenses	20,979	20,532
Impairment of long-lived assets and other	116	—
Change in fair value of contingent consideration	4,100	—
Operating income	28,917	41,559

Interest expense, net	(2,019)	(995)
Other income (expense), net	(52)	123
Income before income taxes	26,846	40,687

Income tax expense	6,262	9,655
Net income	20,584	31,032

Net loss attributable to noncontrolling interest	51	39
Net income attributable to MGP Ingredients, Inc.	20,635	31,071

Income attributable to participating securities	(239)	(311)
Net income used in earnings per common share calculation	$20,396	$30,760

Weighted average common shares
Basic	22,142,277	22,040,224
Diluted	22,142,277	22,072,271

Earnings per common share
Basic	$0.92	$1.40
Diluted	$0.92	$1.39

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	March 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$19,497	$18,388
Receivables, net	133,005	144,286
Inventory	348,934	346,853
Prepaid expenses	5,483	3,580
Refundable income taxes	—	1,190
Total Current Assets	506,919	514,297

Property, plant, and equipment	502,744	489,646
Less accumulated depreciation and amortization	(231,849)	(227,343)
Property, Plant, and Equipment, net	270,895	262,303
Operating lease right-of-use assets, net	11,258	13,975
Investment in joint ventures	4,901	5,197
Intangible assets, net	270,893	271,706
Goodwill	321,544	321,544
Other assets	3,872	3,326
TOTAL ASSETS	$1,390,282	$1,392,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$6,400	$6,400
Accounts payable	49,559	73,594
Federal and state excise taxes payable	3,800	2,251
Income taxes payable	4,340	—
Accrued expenses and other	16,159	31,861
Total Current Liabilities	80,258	114,106

Long-term debt, less current maturities	98,799	85,305
Convertible senior notes	195,624	195,544
Long-term operating lease liabilities	9,229	11,292
Contingent consideration	73,300	69,200
Other noncurrent liabilities	3,813	4,763
Deferred income taxes	63,716	63,071
Total Liabilities	524,739	543,281
Total equity	865,543	849,067
TOTAL LIABILITIES AND TOTAL EQUITY	$1,390,282	$1,392,348

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Quarter to Date Ended March 31,
	2024	2023
Cash Flows from Operating Activities
Net income	$20,584	$31,032
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,289	5,171
Share-based compensation	1,116	1,215
Equity method investment loss	296	260
Deferred income taxes, including change in valuation allowance	645	573
Change in fair value of contingent consideration	4,100	—
Other, net	157	99
Changes in operating assets and liabilities:
Receivables, net	11,257	(19,227)
Inventory	(2,119)	(18,707)
Prepaid expenses	(1,904)	(3,578)
Income taxes payable (refundable)	5,530	9,043
Accounts payable	(10,207)	6,498
Accrued expenses and other	(10,380)	(10,208)
Federal and state excise taxes payable	1,548	2,761
Other, net	(1,289)	89
Net cash provided by operating activities	24,623	5,021

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(27,026)	(16,237)
Other, net	(240)	(708)
Net cash used in investing activities	(27,266)	(16,945)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(2,672)	(2,669)
Repurchase of Common Stock	(6,961)	(801)
Proceeds from long-term debt	30,000	—
Principal payments on long-term debt	(16,600)	(800)
Net cash provided by (used in) financing activities	3,767	(4,270)

Effect of exchange rate changes on cash and cash equivalents	(15)	33
Increase (decrease) in cash and cash equivalents	1,109	(16,161)
Cash and cash equivalents, beginning of period	18,388	47,889
Cash and cash equivalents, end of period	$19,497	$31,728

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)
(in thousands)

	Quarter Ended March 31, 2024
	Operating Income	Income before Income Taxes	Net Income(b)	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$28,917	$26,846	$20,584	$20,396	$0.92	$0.92
Adjusted to remove:
Impairment of long-lived assets and other (c)	116	116	89	89	—	—
Fair value of contingent consideration(d)	4,100	4,100	3,145	3,145	0.14	0.14
Business acquisition costs (e)	71	71	55	55	—	—
CEO transition costs (f)	375	375	288	288	0.01	0.01
Adjusted Non-GAAP results	$33,579	$31,508	$24,161	$23,973	$1.07	$1.07

	Quarter Ended March 31, 2023
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$41,559	$40,687	$31,032	$30,760	$1.40	$1.39
Adjusted to remove:
No adjustments for the period	—	—	—	—	—
Adjusted Non-GAAP results	$41,559	$40,687	$31,032	$30,760	$1.40	$1.39

(a)MGP Earnings is defined as "Net income used in Earnings Per Common Share calculation."
(b)The tax rate used for non-GAAP items for the quarter ended March 31, 2024 was 23.3%.
(c)The impairment of long-lived assets and other relates to miscellaneous expenses incurred during the quarter ended March 31, 2024 in connection with the closure of the Atchison Distillery. Impairment of long-lived assets and other are included in the Condensed Consolidated Statement of Income as a component of operating income and relates to the Distilling Solutions segment.
(d)Fair value of contingent consideration relates to the quarterly adjustment of the contingent consideration liability related to the acquisition of Penelope Bourbon LLC. It is included in the Condensed Consolidated Statement of Income as a component of operating income and relates to the Branded Spirits segment.
(e)Business acquisition costs are included in the Condensed Consolidated Statement of Income within the selling, general, and administrative line item and include transaction and integration costs associated with the acquisition of Penelope Bourbon LLC.
(f)The CEO transition costs are included in the Condensed Consolidated Statement of Income within the selling, general, and administrative line item. The adjustment includes additional employee related costs in connection with the transition of the CEO position.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Quarter Ended March 31,
	2024	2023
Net Income	$20,584	$31,032
Interest expense	2,019	995
Income tax expense	6,262	9,655
Depreciation and amortization	5,289	5,171
Share based compensation	1,116	1,215
Equity method investment loss	296	260
Impairment of long-lived assets and other	116	—
Fair value of contingent consideration	4,100	—
Business acquisition costs	71	—
CEO transition costs	375	—
Adjusted EBITDA	$40,228	$48,328

The non-GAAP adjusted EBITDA measure is defined as earnings before interest expense, income tax expense, depreciation and amortization, share based compensation, equity method investment loss, impairment of long-lived assets and other, fair value of contingent consideration, business acquisition costs, and CEO transaction costs. See "Reconciliation of selected GAAP measure to adjusted non-GAAP measures" for further details.

MGP INGREDIENTS, INC.
DILUTIVE SHARES OUTSTANDING CALCULATION (UNAUDITED)

	Quarter Ended March 31,
	2024	2023
Principal amount of the bonds	$201,250,000	$201,250,000
Par value	$1,000	$1,000
Number of bonds outstanding (a)	201,250	201,250

Initial conversion rate	10.3911	10.3911
Conversion price	$96.23620	$96.23620

Average share price (b)	$86.65639	$97.73393
Impact of conversion (c)	$—	$204,382,062

Cash paid for principal	(201,250,000)	(201,250,000)
Conversion premium	$—	$3,132,062

Average share price	$86.65639	$97.73393
Conversion premium in shares (d) (e)	—	32,047

(a)Number of bonds outstanding is calculated by taking the principal amount of the bonds divided by the par value.

(b)Average share price is calculated by taking the average of the daily closing share price for the period. If the average share price is less than the conversion price of $96.23620 per share, the impact to EPS is anti-dilutive and therefore the shares were excluded from the diluted EPS calculation.

(c)Impact of conversion is calculated by taking the number of bonds outstanding multiplied by the initial conversion rate multiplied by the average share price. If the average share price is less than the conversion price then the impact of conversion is zero.

(d)The impacts of the Convertible Senior Notes were included in the diluted weighted average common shares outstanding if the impact was dilutive. The Convertible Senior Notes would only have a dilutive impact if the average market price per share during the quarter to date period exceeds the conversion price of $96.23620 per share.

(e)Conversion premium in shares is calculated by taking the conversion premium divided by the average share price. If the average share price is less than the conversion price, then the conversion premium in shares is zero.

MGP INGREDIENTS, INC.
Impact of the Closure of the Atchison Distillery
Segment Operating Results and Pro-Forma Results
Quarter Ended March 31, 2024
(UNAUDITED) (in thousands)

	Distilling Solutions
	Quarter Ended March 31, 2024		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Brown goods	$66,331	$66,331	$—	—%
Warehouse services	7,956	7,956	—	—
White goods and other co-products	$10,565	$9,318	(1,247)	(12)
Total Sales	$84,852	$83,605	$(1,247)	(1)%

Gross profit	$34,083	$34,474	$391	1%
Gross margin %	40.2%	41.2%		1.0	pp(c)

	Ingredient Solutions
	Quarter Ended March 31, 2024		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change		% Change
Specialty wheat starches	$22,271	$22,271	$—		—%
Specialty wheat proteins	9,995	9,995	—		—
Commodity wheat starches	3,262	3,262	—		—
Commodity wheat proteins	37	37	—		—
Total Sales	$35,565	$35,565	$—		—%

Gross profit	$6,180	$6,180	$—	(d)	—%
Gross margin %	17.4%	17.4%			—	pp(c)

	Consolidated
	Quarter Ended March 31, 2024		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Sales	$170,563	$169,316	$(1,247)	(1)%
Gross profit	$62,795	$63,186	$391	1%
Gross margin %	36.8%	37.3%		0.5	pp(c)
(a)Represents actual results of the Company for the quarter ended March 31, 2024, as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.
(b)Represents the Company's results for the quarter ended March 31, 2024 excluding results associated with the Company's Atchison, Kansas distillery. These are pro-forma unaudited financial results. In some circumstances, white goods, industrial alcohol, fuel grade alcohol, and at times certain co-products are produced at the Company's Lawrenceburg, Indiana distillery. The results of the Branded Spirits segment for the quarter ended March 31, 2024 would not have been impacted by a closure of the Atchison, Kansas distillery.
(c)Percentage points (“pp”).
(d)There was no reduction in gross profit for the Ingredient Solutions segment as the Company is no longer receiving an intercompany credit for the waste starch slurry by-product since the closure of the distillery in Atchison Kansas during December 2023.

MGP INGREDIENTS, INC.
Impact of the Closure of the Atchison Distillery
Segment Operating Results and Pro-Forma Results
Quarter Ended March 31, 2023
(UNAUDITED) (in thousands)

	Distilling Solutions
	Quarter Ended March 31, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Brown Goods	$68,324	$68,324	$—	—%
Warehouse services	6,858	6,858	—	—
White goods and other co-products	38,041	6,621	(31,420)	(83)
Total Sales	$113,223	$81,803	$(31,420)	(28)%

Gross profit	$33,028	$34,858	$1,830	6%
Gross margin %	29.2%	42.6%		13.4	pp(c)

	Ingredient Solutions
	Quarter Ended March 31, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change		% Change
Specialty wheat starches	$14,686	$14,686	$—		—%
Specialty wheat proteins	11,890	11,890	—		—
Commodity wheat starches	3,807	3,807	—		—
Commodity wheat proteins	521	521	—		—
Total Sales	$30,904	$30,904	$—		—%

Gross profit	$12,203	$10,392	$(1,811)	(d)	(15)%
Gross margin %	39.5%	33.6%			(5.9)	pp(c)

	Consolidated
	Quarter Ended March 31, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Sales	$201,010	$169,590	$(31,420)	(16)%
Gross profit	$69,824	$69,843	$19	—%
Gross margin %	34.7%	41.2%		6.5	pp(c)

(a)Represents actual results of the Company for the quarter ended March 31, 2023, as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.
(b)Represents the Company's results for the quarter ended March 31, 2023 excluding results associated with the Company's Atchison, Kansas distillery. These are pro-forma unaudited financial results. In some circumstances, white goods, industrial alcohol, fuel grade alcohol, and at times certain co-products are produced at the Company's Lawrenceburg, Indiana distillery. The pro-forma financial results assume the loss of the waste starch slurry credit and no gain or loss on the disposal. The results of the Branded Spirits segment for the quarter ended March 31, 2023 would not have been impacted by a closure of the Atchison, Kansas distillery.
(c)Percentage points (“pp”).
(d)The reduction in gross profit for the Ingredient Solutions segment is the result of increased cost of goods sold from no longer receiving an intercompany credit for the waste starch slurry by-product purchased by the adjoined Atchison, Kansas distillery. The value of the intercompany credit is derived from the value of corn which has fluctuated over time.